SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of report (Date of earliest event reported): December 4, 1997


                  THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP
             (Exact Name of Registrant as Specified in its Charter)


                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)


       33-73988                                            38-3097317
 (Commission File Number)                (I.R.S. Employer Identification Number)


  200 East Long Lake Road, Suite 300, P.O. Box 200, Bloomfield Hills, Michigan
                                                                    48303-0200
  (Address of Principal Executive Office)                           (Zip Code)


                                 (248) 258-6800
              (Registrant's Telephone Number, Including Area Code)


                                      None
          (Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.

On December 4, 1997, The Taubman Realty Group Limited Partnership (TRG) completed the acquisition of The Falls shopping center. Taubman Centers, Inc.
(TCO) is the managing general partner of TRG. The Center was acquired from Heitman Capital Management Corp. on behalf of The Falls Partners Limited L.P. (the Seller) for $156 million in cash. The Seller is unaffiliated with TRG and TCO and the transaction was negotiated at arm's length. In negotiating the purchase price, TRG considered, among other factors, the Center's historical and anticipated cash flows, the nature and terms of the leases, the physical condition of the property, expansion possibilities, and market conditions. TRG borrowed under an existing revolving credit facility with Union Bank of Switzerland (New York Branch) to fund the purchase price.

The Falls is an 824 thousand square foot regional shopping center located in Dade County, Florida. The Center is anchored by Bloomingdale's and Macy's. The Center was originally built in 1980 and was completely redeveloped and expanded in 1996.

Item 7. Financial Statements and Exhibits.

The following financial statements and pro forma information are being supplied as supplementary information to this filing on Form 8-K.

        a-b Financial Statements and Pro Forma Information.

            Independent Auditors' Report.

            The Falls, Historical Summary of Revenues and Direct Operating Expenses for the Year Ended December 31, 1996.

            The Taubman Realty Group Limited Partnership, Pro Forma Condensed Consolidated Balance Sheet, September 30, 1997 (unaudited).

            The Taubman Realty Group Limited Partnership, Pro Forma Condensed Consolidated Statement of Operations, Year Ended December 31, 1996 (unaudited).

            The Taubman Realty Group Limited Partnership, Pro Forma Condensed Consolidated Statement of Operations, Nine Months Ended September 30, 1997 (unaudited).

         c  Exhibits

            No. 2 - Agreement of Purchase and Sale By and Between The Falls Limited L.P. and The Taubman Realty Group Limited Partnership dated December 4, 1997 (without exhibits or schedules, which will be supplementally provided to the Securities and Exchange Commission upon its request).

            No. 23 - Consent of Deloitte & Touche LLP.

--------------------------------------------------------------------------------


The Falls



Historical Summary of Revenues and Direct
Operating Expenses for
the Year Ended December 31, 1996, and
Independent Auditors' Report

INDEPENDENT AUDITORS' REPORT

Partners
The Taubman Realty Group Limited Partnership
Bloomfield Hills, Michigan

We have audited the accompanying Historical Summary of Revenues and Direct Operating Expenses of The Falls (the "Historical Summary"), for the year ended December 31, 1996. This Historical Summary is the responsibility of The Falls' management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a Form 8-K of The Taubman Realty Group Limited Partnership) as described in Note 1 to the Historical Summary and is not intended to be a complete presentation of The Falls' revenues and expenses.

In our opinion, such Historical Summary presents fairly, in all material respects, the revenues and direct operating expenses described in Note 1 to the Historical Summary of The Falls for the year ended December 31, 1996 in conformity with generally accepted accounting principles.


Deloitte & Touche LLP
Detroit, Michigan
November 3, 1997

THE FALLS


HISTORICAL SUMMARY OF REVENUES AND DIRECT OPERATING EXPENSES
FOR THE YEAR ENDED DECEMBER 31, 1996
--------------------------------------------------------------------------------

REVENUES:
  Minimum rents                                                 $5,215,686
  Percentage rents                                                 527,485
  Recoveries from tenants                                        2,546,689
  Other                                                            449,023
                                                                ----------
                                                                $8,738,883

DIRECT OPERATING EXPENSES:
  Recoverable from tenants                                      $2,793,997
  Other                                                            803,185
                                                                ----------
                                                                $3,597,182
                                                                ----------

EXCESS OF REVENUES OVER DIRECT
  OPERATING EXPENSES                                            $5,141,701
                                                                ==========


See notes to historical summary.

THE FALLS

NOTES TO HISTORICAL SUMMARY OF REVENUES AND DIRECT OPERATING
EXPENSES FOR THE YEAR ENDED DECEMBER 31, 1996
--------------------------------------------------------------------------------


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   General - The Falls is a regional shopping center located in Miami, Florida, which was owned by The Falls Partners Limited L.P. (the Partnership). All authority to conduct the business affairs of the Partnership (other than sale or mortgaging of the property) was vested in Heitman Capital Management Company. The Center, originally built in 1980, was completely redeveloped and expanded in 1996. The expansion opened on October 5, 1996. Shopping center space is generally leased to specialty retail tenants under short and intermediate term leases which are accounted for as operating leases. Leases typically provide for guaranteed minimum rent, percentage rent, and other charges to cover certain operating costs.

   Basis of presentation - The accompanying historical summary of revenues and direct operating expenses has been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a current report on Form 8-K of The Taubman Realty Group Limited Partnership (TRG). The accompanying historical summary is not representative of the actual operations of the shopping center for the period presented since material revenues and expenses which may not be comparable to the proposed future operation of The Falls by TRG have been excluded. Revenues and expenses excluded consist of interest income, property management fees, interest expense and depreciation and amortization.

   Revenue recognition - Minimum rents are recognized on an accrual basis as earned, which does not materially differ from a straight-line method. Percentage rents are recognized on an accrual basis as earned. Expense recoveries, which include an administrative fee, are recognized as revenue in the period applicable costs are chargeable to tenants.

                  THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP
                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               September 30, 1997
                                   (unaudited)
                                 (in thousands)

  This unaudited Pro Forma Condensed Consolidated Balance Sheet is presented as if (i) TRG's acquisition of The Falls shopping center (ii) TRG's use of the net proceeds from the issuance of Series A Preferred Equity to pay down short term debt, and (iii) TRG's acquisition of interests in The Mall at Tuttle Crossing had occurred on September 30, 1997. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made. This unaudited Pro Forma Condensed Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been at September 30, 1997, nor does it purport to represent the future financial position of TRG.


                                              Adjustments                  Adjustments
                                                  for                         for
                                              Acquisition         Pro         Other          Pro
                                Historical   of The Falls(A)     Forma     Transactions     Forma
                                ----------   ---------------     -----     ------------     -----
Assets:
 Properties, net                $1,121,653      $156,700      $1,278,353   $  20,948(B)       $1,299,301
 Other assets                       67,359                        67,359                          67,359
                                ----------      --------      ----------   ---------          ----------
                                $1,189,012      $156,700      $1,345,712   $  20,948          $1,366,660
                                ==========      ========      ==========   =========          ==========
Liabilities:
 Debt                           $1,190,983      $156,000      $1,346,983   $(116,732)(B),(C)  $1,230,251
 Capital lease obligation           55,320                        55,320     (55,320)(B)
 Accounts payable and
  other liabilities                117,132           700         117,832                         117,832
 Distributions in excess of
  net income of unconsolidated
  Joint Ventures                   144,571                       144,571                         144,571
                                ----------      --------      ----------   ---------          ----------
                                $1,508,006      $156,700      $1,664,706   $(172,052)         $1,492,654

Series A Preferred Equity                                                    193,000(C)          193,000

Accumulated deficiency
   in assets                      (318,994)                     (318,994)                       (318,994)
                                ----------      --------      ----------   ---------          ----------
                                $1,189,012      $156,700      $1,345,712   $  20,948          $1,366,660
                                ==========      ========      ==========   =========          ==========
Allocation of accumulated
 deficiency in assets:
  General Partners              $ (247,064)                   $ (247,064)                      $(247,064)
  Limited Partners                 (71,930)                      (71,930)                        (71,930)
                                ----------                    ----------                      ----------
                                $ (318,994)                   $ (318,994)                     $ (318,994)
                                ==========                    ==========                      ==========












             See the accompanying Notes and Significant Assumptions

                  THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP
                        NOTES AND SIGNIFICANT ASSUMPTIONS
                               September 30, 1997

(A) Represents TRG's December 1997 acquisition of The Falls shopping center for $156 million. Transaction costs were approximately $0.7 million. The purchase price was allocated primarily to land, buildings and site improvements. TRG borrowed under an existing revolving credit facility to fund the acquisition.

(B) In December 1997, TRG acquired interests in The Mall at Tuttle Crossing from Tuttle Crossing Holding Co., a subsidiary of The Limited, Inc. (The Limited). TRG's ownership interest in The Mall at Tuttle Crossing was subject to a long-term participating lease with The Limited for land and leasehold improvements. TRG purchased The Limited's interests in the lease for $76.3 million in cash and took fee simple title to the underlying land and buildings. The lease had been accounted for as a capital lease with capital lease assets and a capital lease obligation of $55.3 million at September 30, 1997. TRG used an existing revolving credit facility to fund the acquisition.

(C) In October 1997, TCO completed a $200 million public offering of eight million shares of Series A Preferred Stock. TCO used the proceeds to acquire a Series A Preferred Equity interest in TRG that entitles TCO to distributions (in the form of guaranteed payments) in amounts equal to the dividends payable on TCO's Series A Preferred Stock. The costs of the offering were paid by TRG. TRG used the net proceeds to pay down short term debt under TRG's existing revolving credit and commercial paper facilities.

                  THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          Year Ended December 31, 1996
                                   (unaudited)
                        (in thousands, except unit data)

  This unaudited Pro Forma Condensed  Statement of Operations is presented as if
(i) TRG's acquisition of The Falls shopping center; (ii) TRG's acquisition of interests in Regency Square, The Mall at Tuttle Crossing, Paseo Nuevo, Fairlane Town Center and La Cumbre shopping centers; and (iii) TRG's use of the net proceeds from issuances of units of partnership interest and Series A Preferred Equity to pay down floating rate debt had occurred as of January 1, 1996. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made. This unaudited Pro Forma Condensed Statement of Operations is not necessarily indicative of what actual results of operations would have been had these transactions occurred on January 1, 1996, nor does it purport to represent the results of operations for future periods.


                                                 Adjustments                Adjustments
                                                     for                       for
                                                 Acquisition        Pro        Other          Pro
                                   Historical   of The Falls(A)    Forma    Transactions     Forma
                                   ----------   ---------------    -----    ------------     -----
Revenues                           $262,729        $ 8,739       $271,468    $36,052(B)     $307,520
                                   --------        -------       --------    -------        --------

Operating Costs:
Recoverable expenses               $ 72,093        $ 2,794       $ 74,887    $11,503(B)     $ 86,390
Other operating                      26,518            990         27,508      3,608(B)       31,116
Management, leasing and
 development services                 4,212                         4,212                      4,212
General and administrative           21,803                        21,803                     21,803
Interest                             70,454          6,545         76,999     (5,496)(B),(C)  71,503
Depreciation and amortization        35,770          2,811         38,581      6,571(B)       45,152
                                   --------        -------       --------    -------        --------
                                   $230,850        $13,140       $243,990    $16,186        $260,176
                                   --------        -------       --------    -------        --------

Income before equity in income
 of unconsolidated Joint Ventures
 and before extraordinary items    $ 31,879        $(4,401)      $ 27,478    $19,866        $ 47,344
Equity in income before extra-
 ordinary items of unconsolidated
 Joint Ventures                      52,215                        52,215     (1,029)(B)      51,186
                                   --------        -------       --------    -------        --------
Income before
  extraordinary items              $ 84,094        $(4,401)      $ 79,693    $18,837        $ 98,530
Preferred distributions                                                      (16,600)(C)     (16,600)
                                   --------        --------      --------    -------        --------
Income before extraordinary
  items allocable to unit holders  $ 84,094        $(4,401)      $ 79,693    $ 2,237        $ 81,930
                                   ========        =======       ========    =======        ========

Allocation of income before
 extraordinary items:
 General Partners                  $ 65,913                      $ 62,463                   $ 63,455
 Limited Partners                    18,181                        17,230                     18,475
                                   --------                      --------                   --------
                                   $ 84,094                      $ 79,693                   $ 81,930
                                   ========                      ========                   ========
Income before extraordinary
items per Unit of Partnership
 Interest                          $    .65                      $    .62                   $    .59
                                   ========                      ========                   ========

Weighted Average Number of
 Units of Partnership Interest
 Outstanding                    128,931,584                   128,931,584  9,330,263(C)  138,261,847
                                ===========                   ===========  =========     ===========

            See the accompanying Notes and Significant Assumptions

                  THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP
                        NOTES AND SIGNIFICANT ASSUMPTIONS
                          Year Ended December 31, 1996


(A) Acquisition of The Falls

In December  1997,  TRG acquired  The Falls  shopping  center for $156  million.
Transaction costs were approximately $0.7 million. TRG borrowed under an existing revolving credit facility to fund the acquisition (average rate of 6.6% in 1996). The purchase price was allocated primarily to land and to buildings and site improvements, which will be depreciated over 40 years and 15 years, respectively. TRG's estimated incremental costs of managing The Falls of $0.2 million are included in pro forma other operating expenses. The pro forma adjustment to interest is net of $3.7 million of capitalized interest, assuming interest costs incurred relating to assets under construction would have been capitalized until the opening of the redeveloped and expanded Center. Similarly, depreciation would not have been recognized on constructed assets until the opening of the Center. Pro forma revenues and expenses, other than interest expense, depreciation, and management expense, represent the historical amounts of The Falls.

The Falls was completely redeveloped and expanded during 1996. Prior to the opening of the expansion on October 5, 1996, the Center's average mall tenant occupancy (based on the square footage of the expanded center) was approximately 46%. As a result, the historical revenues and expenses are not representative of future operations.

(B) Acquisition of Interests in Centers

In June 1996, TRG acquired the Paseo Nuevo shopping center, located in Santa Barbara, California, for $37 million. TRG used unsecured debt (average rate of 7.4% in 1996) to fund the acquisition. The Center is owned subject to two participating ground leases with remaining terms of approximately 70 years. TRG also assumed a $2.0 million note receivable due from the lessor of one of the ground leases. The note accrues interest at an annual rate of 10%. The purchase price was allocated primarily to the buildings and site improvements, which are being depreciated over 40 years and 15 years, respectively. Pro forma revenues and expenses other than interest, depreciation and management fee expense are based on unaudited information provided by the seller of the property.

In July 1996, TRG completed transactions that resulted in the acquisition of the 75% interest in Fairlane Town Center (Fairlane), previously held by a joint venture partner. In connection with the transactions, TRG issued to the joint venture partner units of partnership interest, exchangeable for approximately
6.1 million shares of TCO common stock, which had a closing price of $10.75 per share on the day prior to the issuance date. TRG also assumed mortgage debt of $26 million, representing the former joint venture partner's beneficial interest in the $34.6 million mortgage encumbering the property. TRG used unsecured debt (average rate of 7.4% in 1996) to fund the repayment of the 9.73% mortgage and the prepayment penalty of approximately $1.2 million. The acquisition, which resulted in TRG owning 100% of Fairlane, was accounted for at fair value. Prior to the acquisition date, TRG's interest in Fairlane was accounted for under the equity method. The purchase price was allocated primarily to land and to buildings and site improvements, which are being depreciated over 40 years and 15 years, respectively. Pro forma revenues and expenses, other than interest and depreciation and amortization, represent the historical amounts of Fairlane.

In December 1996, TRG acquired La Cumbre Plaza in Santa Barbara, California for $22.25 million in cash. TRG used proceeds from an equity offering (Note C) to fund the acquisition. The Center is subject to four ground leases (three of which are participating). The leases expire in 2028. The purchase price was allocated primarily to buildings and site improvements, which are being depreciated over 40 years and 15 years, respectively. Pro forma revenues and expenses other than interest, depreciation, and management fee expense are based on unaudited information provided by the seller of the property.

In September 1997, TRG acquired Regency Square shopping center for approximately $123.9 million. TRG borrowed under its existing commercial paper facility and an existing revolving credit facility to fund the acquisition (average rate of 6.6% in 1996). The purchase price was allocated primarily to land and to buildings and site improvements, which are being depreciated over 40 years and 15 years, respectively. Pro forma revenues and expenses, other than interest and depreciation, represent the historical amounts of Regency Square.

In December 1997, TRG acquired interests in The Mall at Tuttle Crossing from The Limited. TRG's ownership interest in The Mall at Tuttle Crossing was subject to a long-term participating lease with The Limited for land and leasehold improvements. TRG purchased The Limited's interest in the lease for $76.3 million in cash and took fee simple title to the underlying land and buildings. TRG used an existing revolving credit facility to fund the acquisition. The lease was previously accounted for as a capital lease with capital lease assets and a capital lease obligation of $55.3 million at September 30, 1997. Prior to the opening of the Center in July 1997, all interest expense would have been capitalized.

(C) Issuances of Units of Partnership Interest and Series A Preferred Equity

In December 1996, TRG issued units of partnership interest to TCO for the $75 million proceeds from TCO's December 1996 equity offering of 5.97 million shares of common stock. Also in December 1996, TCO exchanged 652 thousand shares of common stock for TRG units of partnership interest newly issued under TRG's incentive option plan. TRG used the net proceeds totaling $82.3 million from the issuance of units to pay down short term floating rate debt (average rate of 7.0%) and to acquire La Cumbre Plaza.

In October 1997, TCO completed a $200 million public offering of eight million shares of Series A Preferred Stock. TCO used the proceeds to acquire a Series A Preferred Equity interest in TRG that entitles TCO to distributions (in the form of guaranteed payments) in amounts equal to the dividends payable on TCO's Series A Preferred Stock. The costs of the offering were paid by TRG. TRG used net proceeds of approximately $193 million to pay down short term debt under TRG's existing revolving credit and commercial paper facilities (average rate of 6.6% for 1996).

                  THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP
            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      Nine Months Ended September 30, 1997
                                   (unaudited)
                        (in thousands, except unit data)

  This unaudited Pro Forma Condensed Consolidated Statement of Operations is presented as if (i) TRG's acquisition of The Falls shopping center; (ii) TRG's use of the net proceeds from the issuance of Series A Preferred Equity to pay down short term debt; and (iii) TRG's acquisitions of interests in Regency Center and The Mall at Tuttle Crossing had occurred on January 1, 1996. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made. This unaudited Pro Forma Condensed Consolidated Statement of Operations is not necessarily indicative of what actual results of operations would have been had these transactions been completed as of January 1, 1996, nor does it purport to represent the results of operations for future periods.


                                                 Adjustments                  Adjustments
                                                     for                         for
                                                 Acquisition        Pro          Other             Pro
                                   Historical   of The Falls(A)    Forma      Transactions        Forma
                                   ----------   ---------------    -----      ------------        -----
Revenues                           $223,961        $11,378       $235,339     $  9,540(B)         $244,879
                                   --------        -------       --------     --------            --------

Operating Costs:
Recoverable expenses               $ 60,223        $ 3,594       $ 63,817     $  2,438(B)         $ 66,255
Other operating                      26,218            911         27,129          308(B)           27,437
Management, leasing and
 development services                 3,553                         3,553                            3,553
General and administrative           18,657                        18,657                           18,657
Interest                             54,002          7,620         61,622       (3,682)(B),(C),(D)  57,940
Depreciation and amortization        31,386          3,546         34,932        2,538(B)           37,470
                                   --------        -------       --------     --------            --------
                                   $194,039        $15,671       $209,710     $  1,602            $211,312
                                   --------        -------       --------     --------            --------

Income before equity in income
 of unconsolidated Joint
 Ventures                          $ 29,922        $(4,293)      $ 25,629     $  7,938            $ 33,567
Equity in income of
 unconsolidated Joint Ventures       38,873                        38,873                           38,873
                                   --------        -------       --------     --------            --------
Net income                         $ 68,795        $(4,293)      $ 64,502     $  7,938            $ 72,440
Preferred Distributions                                                        (12,450)(C)         (12,450)
                                   --------        -------       --------     --------            --------
Net Income available to
  unit holders                     $ 68,795        $(4,293)      $ 64,502     $ (4,512)           $ 59,990
                                   ========        =======       ========     ========            ========

Allocation of net income:
 General Partners                  $ 53,278                      $ 49,953                         $ 46,463
 Limited Partners                    15,517                        14,549                           13,527
                                   --------                      --------                         --------
                                   $ 68,795                      $ 64,502                         $ 59,990
                                   ========                      ========                         ========

Net income per unit of
 Partnership Interest              $    .50                      $    .47                         $    .43
                                   ========                      ========                         ========

Weighted Average Number of
 Units of Partnership
 Interest Outstanding           138,261,847                   138,261,847                      138,261,847
                                ===========                   ===========                      ===========




             See the accompanying Notes and Significant Assumptions

                  THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP
                        NOTES AND SIGNIFICANT ASSUMPTIONS
                      Nine Months Ended September 30, 1997


(A) Acquisition of The Falls

In December  1997,  TRG acquired  The Falls  shopping  center for $156  million.
Transaction costs were approximately $0.7 million. TRG borrowed under an existing revolving credit facility to fund the acquisition (average rate of 6.5% for the nine months ended September 30, 1997). The purchase price was allocated primarily to land and to buildings and site improvements, which will be depreciated over 40 years and 15 years, respectively. TRG's estimated incremental costs of managing The Falls of $0.1 million are included in pro forma other operating expenses. Pro forma revenues and expenses, other than interest expense, depreciation and management expense are based on unaudited information provided by the seller of the property.

The Falls was completely redeveloped and expanded during 1996. The expanded Center's mall tenant occupancy was approximately 80% at the opening of the expansion on October 5, 1996 and was approximately 84% for the nine months ended September 30, 1997. Mall tenant occupancy as of the acquisition date was approximately 90%. As a result, the historical revenues and expenses are not representative of future operations.

(B) Acquisition of Regency Square

In September 1997, TRG acquired Regency Square shopping center for approximately $123.9 million. TRG borrowed under its existing commercial paper facility and an existing revolving credit facility to fund the acquisition (average rate of 6.5% for the nine months ended September 30, 1997). The purchase price was allocated primarily to land and to buildings and site improvements, which are being depreciated over 40 years and 15 years, respectively. Pro forma revenues and expenses, other than interest and depreciation, are based on unaudited information provided by the seller of the property.

(C) Series A Preferred Equity

In October 1997, TCO completed a $200 million public offering of eight million shares of Series A Preferred Stock. TCO used the proceeds to acquire a Series A Preferred Equity interest in TRG that entitles TCO to distributions (in the form of guaranteed payments) in amounts equal to the dividends payable on TCO's Series A Preferred Stock. The costs of the offering were paid by TRG. TRG used the net proceeds to pay down short term debt under TRG's existing revolving credit and commercial paper facilities (average rate of 6.5% for the nine months ended September 30, 1997).

(D) Acquisition of Interests in The Mall at Tuttle Crossing

In December 1997, TRG acquired interests in The Mall at Tuttle Crossing from The Limited. TRG's ownership interest in The Mall at Tuttle Crossing was subject to a long-term participating lease with The Limited for land and leasehold improvements. TRG purchased The Limited's interest in the lease for $76.3 million in cash and took fee simple title to the underlying land and buildings. TRG used an existing revolving credit facility to fund the acquisition (average rate of 6.5% for the nine months ended September 30, 1997). The lease was previously accounted for as a capital lease with capital lease assets and a capital lease obligation of $55.3 million at September 30, 1997. Lease payments of $0.6 million were recognized as interest expense subsequent to the opening of the Center in July 1997. Prior to the opening all interest expense would have been capitalized.




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



                                   SIGNATURES



   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                THE TAUBMAN REALTY GROUP
                                                LIMITED PARTNERSHIP


Date:   December 18, 1997                       By: /s/ Lisa A. Payne
                                                    ----------------------------
                                                    Lisa A. Payne
                                                    Executive Vice President and
                                                    Chief Financial Officer





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




                                  EXHIBIT INDEX




      Exhibit Number                         Description

            2 Agreement of Purchase and Sale By and Between The Falls Limited L.P. and The Taubman Realty Group Limited Partnership, dated December 4, 1997 (without exhibits or schedules, which will be supplementally provided to the Securities and Exchange Commission upon its request).

            23                               Consent of Deloitte & Touche LLP.








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